                                October 1, 1999







OEC Medical Systems, Inc.
384 Wright Brothers Drive
Salt Lake City, UT 84116

        Re:  General Electric Acquisition of OEC Medical Systems, Inc..


Ladies and Gentlemen:

     We have acted as counsel for OEC, a Delaware corporation, in connection with the preparation and execution of the Agreement and Plan of Merger dated as of August 7, 1999 (the "Merger Agreement") by and among General Electric Company ("Parent"), OEC Medical Systems, Inc., a Delaware corporation ("Company"), and Ruby Merger Corp., a wholly-owned subsidiary of Parent incorporated in Delaware ("Sub"). Pursuant to the Merger Agreement, Sub will merge with and into Company (the "Merger"), and Company will become a wholly-owned subsidiary of Parent.
All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

     You have requested our opinion regarding certain United States federal income tax consequences of the Merger and the accuracy of the discussion under the caption "Material United States Federal Income Tax Consequences" in the Registration Statement. In delivering this opinion, we have reviewed (without any independent investigation) the Merger Agreement, the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Registration Statement") and such other

[Closing Date]
Page 2

documents pertaining to the Merger as we have deemed necessary or appropriate. We have relied upon the truth and accuracy at all relevant times of the statements, covenants, representations and warranties contained in the Merger Agreement and the Registration Statement, and have assumed the accuracy of the statements, covenants, representations and warranties to be contained in the representation letters from Parent, Company, Sub, and certain shareholders of the Company, to be delivered on or at the Closing, copies of the form of which are attached hereto and made a part hereof. We have also assumed the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof.

      Based upon the foregoing, we are of the opinion that:

(i)   The Merger will constitute a "reorganization" within the meaning of
Section 368(a), and Parent, Company and Sub will each be a party to the reorganization within the meaning of Section 368(b).

(ii) No gain or loss will be recognized by Parent, Company, or Sub as a result of the Merger.

(iii) No gain or loss will be recognized by the stockholders of the Company upon the exchange of their shares of Company Common Stock for shares of Parent Common Stock pursuant to the Merger, except with respect to gain or loss attributable to cash received in lieu of fractional shares of Parent Common Stock.

(iv) The aggregate tax basis of shares of Parent Common Stock received solely in exchange for shares of Company Common Stock (including fractional shares of Parent Common Stock for which cash is paid) will be the same as the aggregate tax basis of such shares of Company Common Stock exchanged therefor.

(v) The holding period for shares of Parent Common Stock received solely in exchange for such shares of Company Common Stock pursuant to the merger will include the period for which the Company Common Stock surrendered in the Merger was considered to be held by the Company shareholder, provided that such shares of Company Common Stock were held as capital assets at the Effective Time.

(vi) A Company shareholder who receives cash in lieu of a fractional share of Parent Common Stock will generally recognize gain or loss equal to the difference, if any, between such shareholder's basis in the fractional share (determined under clause (iv) above) and the amount of cash received.

      This opinion represents our best judgment regarding the application of federal income tax laws under the Code, existing judicial decisions, administrative regulations

[Closing Date]
Page 3


and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws. Furthermore, in the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

       This opinion addresses only the matters described above, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger).

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name under the caption "Material United States Federal Income Tax Consequences" in the Proxy Statement/Prospectus included in the Registration Statement.

                              Very truly yours,

                              Holland & Hart LLP

                EXHIBIT A TO TAX OPINION OF HOLLAND & HART LLP
                     SHAREHOLDER TAX REPRESENTATION LETTER



                                [Closing Date]

Gibson, Dunn & Crutcher LLP                 Holland & Hart
333 South Grand Avenue                      215 S. State Street, Suite 500
Los Angeles, CA 90071                       Salt Lake City, UT 8411-2317

Ladies and Gentlemen:

     You have been requested to render opinions regarding certain federal income tax consequence of the merger (the "Merger") of Ruby Merger Corp. ("Sub"), a Delaware corporation and a wholly owned subsidiary of General Electric, a New York corporation ("Parent"), with and into OEC Medical Systems, Inc., a Delaware corporation (the "Company"), upon the terms and conditions set forth in the Agreement and Plan of Merger dated as of August 7, 1999 (the "Merger Agreement") among Parent, Sub and the Company. Capitalized terms not defined herein have the meanings specified in the Merger Agreement.

     In connection with the Merger, and recognizing that you will rely upon this letter in rendering such opinions, the undersigned, a beneficial owner of issued and outstanding shares of Company Common Stock and acting as such, hereby certifies and represents to you that the facts and representations stated herein are true, correct and complete in all respects at the date hereof and will be true, correct and complete in all respects as of the Effective Time (as if made as of the Effective Time):

     1. The undersigned has no present plan or intention to sell or otherwise transfer any shares of Parent Common Stock to be received pursuant to the Merger to Parent (or any person that is or may become related to Parent within the meaning of Treas. Reg. (S) 1.368-1(e)(3)).

     2. The undersigned has not sold or otherwise transferred to the Company (or any person related to the Company within the meaning of Temp. Treas. Reg. (S) 1.368-1T(e)(2)(ii)) any shares of Company Common Stock, as part of any overall plan that includes the Merger.

[Closing Date]
Page 2


     The undersigned hereby undertakes to inform you, Parent and Company immediately should any of the foregoing statements or representations become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.

                              Very truly yours,

                              ______________________________
                              Name:

                EXHIBIT B TO TAX OPINION OF HOLLAND & HART LLP
                       PARENT TAX REPRESENTATION LETTER





                                [Closing Date]




Gibson, Dunn & Crutcher LLP                 Holland & Hart
1801 California Street                      215 S. State Street
Denver, CO  80202-2641                      Suite 500
                                            Salt Lake City, UT 8411-2317


Ladies and Gentlemen:

     We refer to the Agreement and Plan of Merger dated as of August 7, 1999 (the "Agreement") among General Electric Company, a New York corporation ("Parent"), Ruby Merger Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and OEC Medical Systems, Inc., a Delaware corporation (the "Company"), which provides for the merger (the "Merger") of Sub with and into the Company on the terms and conditions therein set forth, the time at which the Merger becomes effective being hereinafter referred to as the "Effective Time." Parent and the Company have requested that Gibson, Dunn & Crutcher LLP, and Holland & Hart, counsel to Parent and the Company, respectively, render opinions to Parent and the Company, respectively, dated on or about the date hereof, regarding certain United States federal income tax consequences of the Merger. Capitalized terms used but not defined herein have the meanings specified in the Agreement.

     In connection with such opinions to be rendered by you, and acknowledging that you will rely, with Parent's consent, upon the statements and representations made in this letter in rendering such opinions, Parent hereby certifies and represents to you that the statements and representations stated herein are true, correct and complete in all respects at the date hereof and will be true, correct and complete in all respects as of the Effective Time (as if made as of the Effective Time):

     1. The consideration to be received in the Merger by holders of Company Common Stock was determined by arms'-length negotiations between the management of Parent and the Company. The fair market value of the Parent Common Stock and cash in lieu of a fractional share of Parent Common Stock received by each Company stockholder will be approximately equal to the fair market value of the Company Common Stock to be exchanged therefor in the

[Closing Date]
Page 2


Merger. In connection with the Merger, no holder of Company Stock will receive, directly or indirectly, any consideration from Parent other than Parent Common Stock and cash in lieu of a fractional share thereof in exchange for such holder's shares of Company Common Stock.

     2. No shares of Sub (or, following the Effective Time, the Company) have been or will be used as consideration or issued to stockholders of the Company pursuant to the Merger.

     3. The assets transferred to the Company pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Sub immediately prior to the Merger. At least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger will continue to be held by the Company immediately after the Merger. For purposes of this Paragraph, amounts used by the Company or Sub to pay Merger expenses, amounts paid by the Company or Sub to redeem stock, securities, warrants, or options of the Company or Sub as part of any overall plan of which the Merger is a part, and amounts distributed by the Company (including, without limitation, after the Effective Time to Parent or any subsidiary of Parent) or Sub to stockholders of the Company or Sub (except for regular, normal dividends) as part of any overall plan of which the Merger is a part, in each case will be treated as constituting assets of the Company or Sub, as the case may be, immediately prior to the Effective Time.

     4. Sub has been formed solely in order to consummate the Merger. At no time prior to the Effective Time has or will Sub conduct any business activities or operations of any kind.

     5. Immediately prior to the Effective Time, Parent will be in "control" of Sub within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

     6. Parent has no present plan or intention to cause or permit the Company, after the Effective Time, to issue additional shares of stock (or equity equivalents, or securities, options, warrants or instruments giving the holder thereof the right to acquire Company stock or equity equivalents) that would (or if exercised would) result in Parent losing "control" of the Company within the meaning of Section 368(c) of the Code.

     7. Neither Parent nor any person that is or may become "related" to Parent within the meaning of Treasury Regulation Section l.368-1(e)(3): (i) will, as of the Effective Time, be under any obligation or have entered into any agreement, to redeem or repurchase any shares of Parent Common Stock issued in the Merger; (ii) will, in connection with the Merger, directly or indirectly, reacquire any of the Parent Common Stock issued in the Merger, or (iii) has a plan or intention to reacquire any shares of Parent Common Stock issued in the Merger; provided, however, that it is understood that, for valid business
        -----------------
reasons, Parent may purchase a small

[Closing Date]
Page 3


percentage of Parent Common Stock in the open market (without regard to whether the selling shareholder formerly held Company Common Stock) pursuant to an ongoing share repurchase program that was neither created nor modified in connection with the Merger. After the Merger, no dividends or distributions will be made to the former Company stockholders by Parent other than dividends or distributions made to all holders of Parent Common Stock.

     8. Neither Parent nor any corporation affiliated with Parent has any present plan or intention: (i) to liquidate the Company; (ii) to merge the Company with or into another corporation (except pursuant to the Merger); (iii) to sell or otherwise dispose of any shares of Company stock, except for any transfer to a corporation controlled by Parent in accordance with Treasury Regulation Section l.368-2(k)(2); or (iv) to cause the Company or any corporation affiliated with the Company immediately prior to the Effective Time to sell, distribute, transfer or otherwise dispose of any of its assets (including by means of a spin-off) or any of the assets acquired from Sub, except for any such disposition in the ordinary course of business or any transfer of assets to a corporation controlled by the Company in accordance with Treasury Regulation Section 1 .368-2(k)(2).

     9. Sub will not have any liabilities assumed by the Company, and will not transfer to the Company any assets subject to liabilities, as a part of the Merger.

     10. Assuming the correctness of Paragraph 19 of the Company Tax Certificate, following the Merger, Parent will cause the Company to continue its "historic business" or to use a "significant portion" of its "historic business assets" in a business, as each such term is used in Treas. Reg. (S) 1.368-1(d).

     11. Each of Parent and Sub has paid and will pay only its respective expenses, if any, incurred in connection with the Merger, and neither Parent nor Sub has agreed to pay or assume, nor will it directly or indirectly pay or assume, any expense or other liability, whether fixed or contingent, of any holder of Company Common Stock. All printing expenses and all filing fees (including, without limitation, filing fees under the Securities Act, the Exchange Act and the HSR Act) shall be divided equally between Parent and the Company. The apportionment of expenses as described in the immediately preceding sentence is reasonable.

     12. There is no intercorporate indebtedness currently existing between Parent and the Company or between Sub and the Company that was issued, was acquired or was or will be settled at a discount.

     13. The Parent Common Stock into which Company Common Stock will be converted in the Merger is "voting stock" within the meaning of Sections 368(a)(1)(B) and 368(a)(2)(E) of the Code.

[Closing Date]
Page 4


     14. All shares of Parent Common Stock into which shares of Company Common Stock will be converted pursuant to the Merger will be newly issued or treasury shares, and will be issued by Parent directly to holders of Company Common Stock pursuant to the Merger.

     15. In the Merger, Parent will deliver solely Parent Common Stock, except for cash in lieu of fractional shares, and all of the shares of Company Common Stock, which represents control of the Company as defined in Section 368(c) of the Code, will be exchanged therefor. For purposes of this Paragraph, any shares of Company stock exchanged for cash or other property furnished by Parent will be treated as outstanding Company stock at the Effective Time.

     16. In the Merger, no liabilities of shareholders of the Company will be assumed by Parent, and none of the Company Common Stock acquired by Parent will be subject to liabilities.

     17. The Agreement and the documents described in the Agreement represent the entire understanding of Parent, Sub and the Company with respect to the Merger.

     18. As of the Effective Time, any shares of Company stock owned beneficially or of record by Parent, any Subsidiary of Parent, or any person that is related to Parent within the meaning of Treasury Regulation Section 1.368-1(e)(3) will represent less than 2% of the outstanding stock of the Company.

     19.  Neither Parent nor Sub is an "investment company", as defined in
Section 368(a)(2)(F) of the Code.

     20. Neither Parent nor Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     20. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration.

     21. The total cash consideration that will be paid in the Merger to holders of Company Common Stock in lieu of issuing fractional shares of Parent Common Stock will not exceed 1% of the total consideration that will be issued in the Merger to the holders of Company Common Stock in exchange for their Company Common Stock.

     22. None of the compensation to be received by any Company stockholder who is an employee of the Company or any affiliate of the Company at the Effective Time, whether for past or future services to the Company or future services to Parent, will be separate consideration for, or allocable to, any of his or her shares of Company Common Stock. Any such compensation will be determined by bargaining at arms' length.

[Closing Date]
Page 5


     23. None of the Parent Common Stock to be received in the Merger by any Company stockholder who is an employee of the Company or any affiliate of the Company at the Effective Time in exchange for Company Common Stock will be separate consideration for, or allocable to, any employment arrangement or covenant not to compete.

     24. The compensation to be paid to any Company stockholder who is an employee of the Company or any affiliate of the Company at the Effective Time with respect to periods after the Effective Time will be for services actually rendered and will not be separate consideration for, or allocable to, any of his or her shares of Company Common Stock.

     25. The Merger is being effected for bona fide business reasons and will be carried out strictly in accordance with the Agreement and none of the material terms and conditions thereof have been or will be waived or modified.

     26. Parent will not take any position on any federal, state or local income or franchise Tax Return, or take any other tax reporting position that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by a similar determination under applicable state or local income or franchise tax law.

     Parent hereby undertakes to inform you and the Company immediately should any of the foregoing Statements or representations become untrue, incorrect or incomplete in any respect at or prior to the Effective Time.

                                  Very truly yours,

                                  GENERAL ELECTRIC COMPANY



                                  By:_________________________________
                                        Name:  Jeffrey R. Immelt
                                        Title:  Senior Vice President

                EXHIBIT C TO TAX OPINION OF HOLLAND & HART LLP
                       COMPANY TAX REPRESENTATION LETTER



                                [Closing Date]




Gibson, Dunn & Crutcher LLP                 Holland & Hart
1801 California Street                      215 S. State Street
Denver, CO  80202-2641                      Suite 500
                                            Salt Lake City, UT 8411-2317

Ladies and Gentlemen:

     We refer to the Agreement and Plan of Merger dated as of August 7, 1999 (the "Agreement") among General Electric Company, a New York corporation ("Parent"), Ruby Merger Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Sub"), and OEC Medical Systems, Inc., a Delaware corporation (the "Company"), which provides for the merger (the "Merger") of Sub with and into the Company on the terms and conditions therein set forth, the time at which the Merger becomes effective being hereinafter referred to as the "Effective Time." Parent and the Company have requested that Gibson, Dunn & Crutcher LLP, and Holland & Hart, counsel to Parent and the Company, respectively, render opinions to Parent and the Company, respectively, dated on or about the date hereof, regarding certain United States federal income tax consequences of the Merger. Capitalized terms used but not defined herein have the meanings specified in the Agreement.

     In connection with such opinions to be rendered by you, and acknowledging that you will rely, with Company's consent, upon the statements and representations made in this letter in rendering such opinions, Company hereby certifies and represents to you that the statements and representations stated herein are true, correct and complete in all respects at the date hereof and will be true, correct and complete in all respects as of the Effective Time (as if made as of the Effective Time):

     1. The Company Common Stock is the only class of stock of the Company stock issued and outstanding. The consideration to be received in the Merger by holders of Company Common Stock was determined by arms'-length negotiations between the management of the Company and Parent. The fair market value of the Parent Common Stock and cash in lieu of a fractional share of Parent Common stock received by each Company stockholder will be approximately equal to the fair market value of the Company Common Stock to be exchanged therefor in the Merger. In connection with the Merger, no holder of Company stock will receive,

[Closing Date]
Page 7


directly or indirectly, any consideration from Parent other than Parent Common Stock and cash in lieu of a fractional share thereof in exchange for such holder's shares of Company Common Stock.

     2. Other than purchases of approximately 475,000 shares of Company stock by the Company, neither the Company nor a corporation "related" to the Company within the meaning of Temporary Treasury Regulation Section 1.368-1T(e)(2)(ii) has since January 1, 1998, redeemed or acquired any shares of Company stock or entered into any agreement, arrangement, or understanding to redeem or acquire any shares of Company stock. The Company will not redeem or acquire, or enter into any such agreement, arrangement or understanding to redeem or acquire, any shares of its stock anytime during the period commencing on the execution hereof and through the Effective Time.

     3. Dividends, if any, that the Company has paid or will pay to its shareholders prior to the Effective Time have been and will be regular and normal distributions made in accordance with the Company's past practices, and the Company has not made any extraordinary distributions (as determined under Treasury Regulation Section 1.368-1T(e)(1)(ii)(A)) in connection with the Merger.

     4. At the Effective Time, the Company will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets that it held immediately prior to the Effective Time. For purposes of this representation, amounts used by the Company to pay Merger expenses (including, without limitation, Gains Taxes, if any), amounts paid by the Company to redeem stock, securities, warrants or options of the Company as part of any overall plan of which the Merger is a part, and amounts distributed by the Company to stockholders of the Company (except for regular, normal dividends) as part of any overall plan of which the Merger is a part, in each case will be treated as constituting assets of the Company immediately prior to the Effective Time. Without limiting the foregoing, in the last two years there has been no spin-off or other irregular distribution by the Company or, other than in the ordinary course of business or pursuant to a refinancing, no significant debt repayment by the Company.

     5. The Company has no plan or intention to sell or otherwise dispose of any of its assets or of any of the assets acquired from Sub in the Merger, except for dispositions made in the ordinary course of business.

     6. Any dispositions prior to the Merger, in contemplation or as part of the Merger, of assets held by the Company have been for full fair market value.

     7. Each of the Company and its stockholders has paid and will pay only its respective expenses, if any, incurred in connection with the Merger, and the Company has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of Company Common Stock (other than Gains Taxes pursuant to Section 5.10 of the Agreement). All printing expenses and all filing fees (including, without

[Closing Date]
Page 8


limitation, filing fees under the Securities Act, the Exchange Act and the HSR
Act) shall be divided equally between Parent and the Company. The apportionment of expenses as described in the immediately preceding sentence is reasonable.

     8. There is no intercorporate indebtedness currently existing between Parent and the Company or between Sub and the Company that was issued, was acquired or was or will be settled at a discount.

     9. The Company has no present plan or intention to issue additional shares of its stock (or equity equivalents, or securities, options, warrants or instruments giving the holder thereof the right to acquire Company stock or equity equivalents) after the Effective Time that would (or if exercised would) result in Parent losing "control" of the Company within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

     10. At the Effective Time, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company that, if exercised or converted, would affect Parent's acquisition or retention of "control" of the Company, as defined in Section 368(c) of the Code. Immediately prior to the Effective Time, other than Company Stock Options, which relate to Company Common Stock and which will be assumed by Parent pursuant to the Merger, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Company. In no case is the exercise price of any of the Company Stock Options less than the fair market value of the underlying Company Common Stock at the time such option was granted.

     11. The Company is not an "investment company" as defined in Section 368(a)(2)(F) of the Code.

     12. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     13. At the Effective Time, the total fair market value of the assets of the Company will exceed the sum of its liabilities, plus (without duplication) the amount of any liabilities to which such assets are subject.

     14. None of the compensation to be received by any Company stockholder who is an employee of the Company or any affiliate of the Company at the Effective Time, whether for past or future services to the Company, will be separate consideration for, or allocable to, any of his or her shares of Company Common Stock.

     15. None of the Parent Common Stock to be received in the Merger by any Company stockholder who is an employee of the Company or an affiliate of the Company at the Effective Time in exchange for Company Common Stock will be separate consideration for, or allocable to, any employment arrangement or any covenant not to compete. Any compensation paid or to

[Closing Date]
Page 9


be paid to any Company stockholder who will be an employee of or perform services for Parent, the Company or Sub or any affiliate thereof after the Merger will be determined by bargaining at arms' length.

     16. Assuming the correctness of the representation in Paragraph 24 of the Parent Tax Certificate, the compensation paid (or to be paid) to any Company stockholder who is an employee of the Company at the Effective Time was paid (or will be paid) for services actually rendered and will not be separate consideration for, or allocable to, any of his or her shares of Company Common Stock.

     17. In the Merger, shares of Company stock representing "control" of the Company (within the meaning of Section 368(c) of the Code) will be exchanged solely for Parent Common Stock. For purposes of this Paragraph, shares of Company stock exchanged in the Merger for cash and other property (including, without limitation, cash paid to stockholders of the Company in lieu of fractional shares of Parent Common Stock) will be treated as outstanding shares on the date of the Merger but not exchanged for shares of Parent Common Stock. To the best knowledge of the Company, there are no voting agreements or arrangements with respect to the Company Common Stock. Immediately following the Effective Time, Parent will be in "control" of the Company within the meaning of Section 368(c) of the Code.

     18. The Company is not currently, and during the five years preceding the Effective Time will not have been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

     19. The business currently carried on by the Company is its "historic business," within the meaning of Treasury Regulation Section 1.368-1(d) and no assets of the Company have been acquired, or sold, transferred or otherwise disposed of, which would prevent Parent from continuing the "historic business" of the Company or from using a "significant portion" of the Company's "historic business" assets in a business following the Merger, as such terms are used in Treasury Regulation Section l.368-l(d).

     20. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purposes of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the holders of Company Common Stock in lieu of issuing fractional shares of Parent Common Stock will not exceed 1% of the total consideration that will be issued in the Merger to the holders of Company Common Stock in exchange for their Company Common Stock.

     21. At the Effective Time of the Merger, there will be no accrued but unpaid dividends on Company Common Stock.

     22. In the Merger, no liabilities of shareholders of the Company will be assumed by Parent, and none of the Company stock acquired by Parent will be subject to liabilities.

[Closing Date]
Page 10


     23. No holder of Company stock will have dissenters' rights with respect to the Merger under applicable laws.

     24. The Merger is being effected for bona fide business reasons and will be carried out strictly in accordance with the Agreement and none of the material terms and conditions therein have been or will be waived or modified.

     25. The Company will not take any position on any federal, state or local income or franchise Tax Return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by a similar determination under applicable state or local income or franchise tax law.

     The Company hereby undertakes to inform you and Parent immediately should any of the foregoing statements or representations become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.

                                  Very truly yours,

                                  OEC MEDICAL SYSTEMS, INC.,

                                  By:  _________________________________________
                                       Name:
                                       Title: